EXHIBIT 5 AND 23.2
OPINION OF DAVIS POLK & WARDWELL LLP
September 8, 2009
Artio Global Investors Inc.
330 Madison Ave.
New York, NY 10017
Ladies and Gentlemen:
          Artio Global Investors Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) up to 26,910,000 shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), including 3,510,000 shares of Class A Common Stock subject to the underwriters’ over-allotment option, as described in the Registration Statement.
          We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we advise you that, in our opinion, when (i) the Amended and Restated Certificate of Incorporation of the Company authorizing the Class A Common Stock, in the form approved by the Company’s Board of Directors and sole shareholder, has been filed with the Secretary of State of Delaware, (ii) the price at which the Class A Common Stock to be sold has been approved by or on behalf of the Board of Directors of the Company and (iii) the Class A Common Stock has been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Class A Common Stock will be validly issued, fully paid and non-assessable.
          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.
          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Class A Common Stock” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Davis Polk & Wardwell LLP